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                                                                     EXHIBIT 5.1


                                                                         E-MAIL:
                                                       mmoller@applebyglobal.com

THE SECURITIES AND EXCHANGE COMMISSION                              DIRECT DIAL:
Washington D.C. 20549                                       TEL 441 298 32083563
UNITED STATES OF AMERICA                                    FAX 441 298 34184135

                                                                       YOUR REF:


                                                                    APPLEBY REF:
                                                                  MM/al/129418.4



Dear Sirs                                                            5 June 2006

AMERICAN SAFETY INSURANCE HOLDINGS, LTD. (THE "COMPANY")

We have acted as legal counsel in Bermuda to the Company in connection with a registration statement on Form S-1 (Registration No. 333-133557) filed with the United States Securities and Exchange Commission (the "COMMISSION") on 5 June 2006 (the "REGISTRATION STATEMENT", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the "SECURITIES ACT") of an aggregate of 4,953,087 common shares, par value US$0.01 per share of which 4,013,761 are being offered by the Company and 939,326 (the "ISSUED SHARES") are being offered by certain selling shareholders of the Company (the "SELLING SHAREHOLDERS") together with an additional 742,963 common shares, par value US$0.01 per share subject to an over-allotment option granted to the underwriters by the Selling Shareholders (the "COMMON SHARES").

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "DOCUMENTS"). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.


ASSUMPTIONS

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b) that each of the Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent;


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                        AMERICAN SAFETY INSURANCE HOLDINGS, LTD. (THE "COMPANY")

                                                                    5 June 2006


(c)      the genuineness of all signatures on the Documents;

(d) the authority, capacity and power of each of the persons signing the Documents;

(e) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Registration Statement or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(g) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(h) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(i) that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Registration Statement, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein; and

(j) that the Company has entered into its obligations under the Registration Statement in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Registration Statement would benefit the Company.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:



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                        AMERICAN SAFETY INSURANCE HOLDINGS, LTD. (THE "COMPANY")

                                                                    5 June 2006


(1) The Company is an exempted company duly incorporated with limited liability and existing under the laws of Bermuda, possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2) When duly issued and paid for pursuant to the Registration Statement and the Resolutions the Common Shares other than the Issued Shares will be validly issued, fully paid and non-assessable shares of the Company.

(3) Based solely upon a review of the Register of Members of the Company, the Issued Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Business--Regulatory Environment--Bermuda Regulation," "Description of the Common Shares," "Certain Bermuda Law Considerations," "Certain Bermuda Tax Considerations" and "Enforcement of Civil Liabilities Under U.S. Federal Securities Laws and Other Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


RESERVATIONS


We have the following reservations:

(a) We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Registration Statement. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive either any provision of law (whether substantive or procedural) or any right or remedy which might otherwise be available presently or in the future under the Registration Statement.

(b) Enforcement of the obligations of the Company under the Registration Statement may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

(c) Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(d) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.



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                        AMERICAN SAFETY INSURANCE HOLDINGS, LTD. (THE "COMPANY")

                                                                    5 June 2006


(e) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(f) We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Registration Statement by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(g) Where a person is vested with discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(h) A Bermuda court may refuse to give effect to any provisions of the Registration Statement in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(i) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

         (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

         (ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

         (iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded;

         (iv) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

         (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Act.


         Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies")




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                        AMERICAN SAFETY INSURANCE HOLDINGS, LTD. (THE "COMPANY")

                                                                     5 June 2006


         over their assets located in Bermuda, it is not possible to determine definitively from searches of the register of charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(j) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(k) In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(l) In paragraph (1) above, the term "good standing" means that the Company has received a Certificate of Compliance from the Registrar of Companies.

(m) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and each of the Bermuda Subsidiaries (the "Companies") and subject to any contrary provision in any agreement in writing between such Companies and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Companies, either in order to complete payment for their shares, to satisfy claims of creditors of the Companies, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Companies after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Companies.

DISCLOSURE

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, without our prior written consent, except as may be required by law or regulatory authority and except that it may be circulated to any person or agent in accordance with the Registration Statement. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.


This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.


Yours faithfully

/s/ Appleby Spurling Hunter

APPLEBY SPURLING HUNTER



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                        AMERICAN SAFETY INSURANCE HOLDINGS, LTD. (THE "COMPANY")

                                                                     5 June 2006


                                    SCHEDULE

1. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 5 June 2006 (the "Company Search");

2. The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 5 June 2006 in respect of the Company (the "Litigation Search");

3. Copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws for the Company (collectively referred to as the "Constitutional Documents");

4. Copy of the Unanimous Written Consent adopted by the Board of Directors of the Company (the "Resolutions");

5. A certified copy of the "Foreign Exchange Letter" issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company;

6. A certified copy of the "Tax Assurance" issued by the Minister of Finance in relation to the Company;

7. A Certificate of Compliance issued by the Registrar of Companies in respect of the Company;

8. A certified copy of the share register of the Company dated as of 31 May 2006 (the "Register of Members"); and

9.       An electronic copy of the Registration Statement.




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